SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust

(Name of Registrant as Specified In Its Charter)

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FIDELITY ABERDEEN STREET TRUST

SPECIAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL NOVEMBER 15, 2023

YOUR VOTE IS EXTREMELY IMPORTANT

NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

Dear Shareholder:

Please be aware that Fidelity Aberdeen Street Trust has adjourned its Special Meeting of Shareholders until November 15, 2023 at 7:30 a.m. Eastern Time.

We have adjourned the special meeting of shareholders because we have not received the required minimum number of votes to hold the meeting. You may think your vote is not important, but the only way to support the election of your Trustees is to vote your shares.

As a shareholder, you have the right to consider the proposal and vote your shares. Please take a few minutes to vote by mailing your proxy card, or calling the toll-free number or visiting the website indicated on your proxy card.

If you have already voted, thank you for your response. If you have further questions please call Fidelity at the following numbers:

1-800-544-8544	Retail funds and/or classes
1-877-208-0098	Advisor funds and/or classes
1-800-544-3455	Flex managed account clients
1-800-835-5092	Class K, Class K6, Flex retirement plan participants, Investor Class, Institutional Premium Class, and/or Premier Class plan accounts

Broadridge Financial Solutions, Inc. has been engaged by Fidelity Investments as a paid solicitor. In the event that you receive a telephone call from a Broadridge Financial Solutions, Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).

Sincerely,

Abigail P. Johnson
Chairman

FIAA23-ADJ-1023
1.9911015.100